UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 1, 2007

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
     On July 14, 2007, we executed definitive agreements with the owners of Sunstone Pharmaceutical Co., Ltd., or Sunstone, to acquire a minority interest in the company. Sunstone is a privately held manufacturer of primarily over-the-counter medicines, with operations in Tangshan, Hebei Province, People’s Republic of China.
     Under the terms of the agreement, which is expected to close during the third quarter of 2007, we will acquire 49 percent of the issued share capital of Hong Kong Fly International Health Care Limited, a Hong Kong corporation that holds a 100% equity interest in Sunstone, for $32 million. We made an initial payment of $4.8 million within five days of signing the agreement. Based on our analysis, the Company believes that revenues for Sunstone for the full year ending December 31, 2007 will range from $58 million to $63 million and that in the same period net income for Sunstone will range from $10 million to $12 million.
     This Form 8-K contains “forward-looking statements” within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. Forward-looking statements in this Form 8-K include, among others, statements relating to: the timing of the closing of the Sunstone transaction and the expected financial and operating results of Sunstone for 2007. Forward-looking statements involve known and unknown risks and uncertainties, and other factors that may cause our, our partners or our industry’s actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this Form 8-K, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors affect our ability to achieve our objectives, including, among others: delays in approvals for the proposed joint venture with Sunstone; difficulties in integrating expected changes in management and operations; delays in product introduction and marketing or interruptions in supply; a decrease in business from customers; adverse economic, regulatory, political or social conditions; Sunstone’s inability to attract and retain key personnel; Sunstone’s inability to effectively market services or obtain and maintain arrangements with manufacturers and distributors; a slowdown in the Chinese economy; and other factors disclosed in our SEC filings, including the “Risk Factors” sections of such filings. Any of these factors may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Form 8-K will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We undertake no obligation to update these forward-looking statements, even though our situation may change in the future.
     The information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this Form 8-K, including Exhibit 99.1 attached hereto, will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: August 2, 2007	By:	/s/ FRED M. POWELL
	Name:	Fred M. Powell
	Title:	Chief Financial Officer